                        CONSULTING SERVICES AGREEMENT

     THIS CONSULTING SERVICES AGREEMENT (the "Agreement") is made and entered into by and between ASK JEEVES, INC., a California corporation (the "Company"), and the RODA GROUP, L.L.C. (including each representative of the Roda Group, L.L.C. who may provide services to the Company under this Agreement, the "Consultant"), effective this 14th day of December, 1998.

                                  RECITALS

     WHEREAS, the Company desires Consultant's services with respect to the management, operations and business development of the Company, and Consultant agrees to provide such advice and services to the Company through a consulting relationship with the Company; and

     WHEREAS, the issuance of options to purchase Common Stock of the Company hereunder is in connection with and in furtherance of the Company's compensation of Consultant and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     NOW THEREFORE, in consideration of the mutual obligations specified in this Agreement, the parties agree to the following:

     1. CONSULTING SERVICES ENGAGEMENT. The Company hereby retains Consultant, and Consultant hereby accepts such retention, to perform consulting services for the Company as set forth herein.

          (a) SCOPE. Consultant shall provide consulting services ("Services") to the Company as defined in Exhibit A attached hereto. Consultant shall begin providing Services on December 31, 1998 (the "Start Date").

          (b) PERFORMANCE AND TIME COMMITMENT. Consultant shall render the Services on a full time basis at the Company's principal place of business, other Company locations, or at other places upon mutual agreement of the parties.

          (c) PROFESSIONAL STANDARDS. The manner and means used by Consultant to perform the Services desired by the Company are in the discretion and supervision of the Chief Executive Officer of the Company. Consultant's Services, and the results thereof, will be performed with and be the product of the highest degree of professional skill and expertise.

          (d) INDEPENDENT CONTRACTOR STATUS. It is understood and agreed that Consultant is an independent contractor, is not an agent or employee of the Company, and is not authorized to act on behalf of the Company. Consultant agrees not to hold him or herself out as, or give any person any reason to believe that he or she is, an employee, agent, or partner of the Company. Consultant will not be eligible for any employee benefits, nor will the Company make deductions from any amounts payable to Consultant for taxes or insurance. All payroll and


                                     1.

employment taxes, insurance, and benefits shall be the sole responsibility of Consultant. Consultant retains the right (as limited in Section 3) to provide services for others during the term of this Agreement and is not required to devote his or her services exclusively for the Company.

          (e) INITIAL SERVICE PROVIDERS. The Services shall initially be provided by Roger Strauch and Daniel Miller (each an "Initial Service Provider" and collectively the "Initial Service Providers"). In the event either Initial Service Provider ceases to provide the Services to Company, Company, in the sole discretion of the Company's Chief Executive Officer, may approve the appointment of a suitable replacement by Consultant (each a "Subsequent Service Provider"). If such replacement is not approved, the Company may terminate the Agreement in accordance with Section 7 below. Each Subsequent Service Provider shall agree in writing to be bound by Section 3, 4 and 5 of this Agreement.

     2.   COMPENSATION.

          (a) In consideration of Consultant's availability to provide Services on a full time basis, the Company shall pay Consultant (i) Two Hundred Thousand Dollars ($200,000) per year, to be paid in equal monthly installments (each monthly installment being a "Cash Payment") and (ii) a grant of an option to purchase an aggregate of One Hundred Fifty Thousand (150,000) shares of the Company's Common Stock (the "Option"), subject to the approval of the Board of Directors of the Company at an exercise price equal to the fair market value on the date of such grant. The current fair market value is $0.3638. The Option is not intended to qualify and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The Option will be issued on or about the Start Date, and will be evidenced by and subject to the limitations contained in a Nonstatutory Stock Option Agreement in substantially the form attached as Exhibit B hereto ("the Option Agreement").
 Subject to the limitations contained in the Option Agreement, the Options shall vest equally over the six month period commencing on the Start Date.
In the event the Services are no longer provided by Consultant, the Option shall cease to vest.

          (b) In the event either Initial Service Provider ceases to provide the Services and a suitable replacement under Section 1(e) above is not appointed, then (i) all remaining Cash Payments payable to and earned by Consultant shall be reduced by one-half and (ii) the Options, to the extent not already vested, shall vest equally over a twelve month period commencing on the Start Date.

          (c)  In connection with the Services, Consultant shall:

               (i) Provide general management services to Ask Jeeves, Inc. (Roger Strauch)

               (ii) Provide general sales and business development services to Ask Jeeves, Inc. (Daniel Miller).


                                     2.

          (d) The Company shall reimburse Consultant for expenses actually incurred by Consultant in performing the Services, including but not limited to travel and accommodation expenses, so long as such expenses are reasonable and necessary as determined by the Company. Consultant shall maintain adequate books and records relating to any expenses to be reimbursed and shall submit requests for reimbursement in a timely manner and form acceptable to the Company.

     3.   NO CONFLICT OF INTEREST.

     During the term of this Agreement, Consultant will not accept work, enter into a contract, or accept an obligation from any third party, inconsistent or incompatible with Consultant's obligations, or the scope of services rendered for Client, under this Agreement. Consultant warrants that there is no other contract or duty on its part inconsistent with this Agreement. Consultant agrees to indemnify the Company from any and all loss or liability incurred by reason of the alleged breach by Consultant of any services agreement with any third party.

     4.   MAINTAINING CONFIDENTIAL INFORMATION.

          (a) COMPANY INFORMATION. During the term of this Agreement and in the course of Consultant's performance hereunder, Consultant may receive or otherwise be exposed to confidential and proprietary information relating to the Company's technology know-how, data, inventions, developments, plans business practices, and strategies. Such confidential and proprietary information of the Company (collectively referred to as "Information") may include but not be limited to: (i) confidential and proprietary information supplied to Consultant with the legend "Company Confidential" or equivalent;
(ii) the Company's marketing and customer support strategies, financial information (including revenue, costs, profits and pricing methods), internal organization, employee information, and customer lists; (iii) the Company's technology, including, inventions, development efforts, data, software, trade secrets, processes, methods, product and know-how and show-how; (iv) all derivatives, improvements, additions, modifications, and enhancements to any of the above, including any such information or material created or developed by Consultant under this Agreement; and (v) information of third parties as to which the Company has an obligation of confidentiality.

          Consultant acknowledges the confidential and secret character of the Information and agrees that the Information is the sole, exclusive and extremely valuable property of the Company. Accordingly, Consultant agrees not to reproduce any of the Information without the applicable prior written consent of the Company, not to use the Information except in the performance of this Agreement, and not to disclose all or any part of the Information in any form to any third party, either during or after the term of this Agreement. Upon termination of this Agreement for any reason, including expiration of term, Consultant agrees to cease using and to return to the Company all whole and partial copies and derivatives of the Information, whether in Consultant's possession or under Consultant's direct or indirect control.

          (b) OTHER EMPLOYER INFORMATION. Consultant agrees that during its engagement with the Company, Consultant will not improperly use or disclose any proprietary


                                     3.

information or trade secrets of his or her former or concurrent employers or companies, if any, and that he or she will not bring onto the premises of the Company any unpublished documents or any property belonging to his or her former or concurrent employers or companies unless consented to in writing by said employers or companies.

          (c) THIRD PARTY INFORMATION. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. Consultant agrees that the Company and such third parties, both during the term of this Agreement and thereafter, are owed a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except in a manner that is consistent with the Company's agreement with the third party) or use it for the benefit of anyone other than the Company or such third party (consistent with the Company's agreement with the third party).

     5.   INVENTIONS.

          (a) DISCLOSURE OF INVENTIONS. Consultant shall promptly and fully disclose to the Company any and all ideas, improvements, inventions, know-how, techniques and works of authorship learned, conceive or developed by Consultant pursuant to this Agreement (the "Service Product"). Consultant agrees to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all work performed relating to the Services, including all proprietary information developed relating thereto, and such records shall be available to and remain the sole property of the Company at all times.

          (b) INVENTIONS ASSIGNED TO THE COMPANY. Consultant agrees that any and all Service Product shall be the sole and exclusive property of the Company. Consultant hereby assigns to the Company all of Consultant's right, title and interest in and to any and all Service Product. Consultant explicitly acknowledges and agrees that all works of authorship contained in the Service Product are "works for hire" under the copyright laws of the United States, and that the Company shall own the copyright in all such works of authorship.

          Consultant further agrees that the Company is and shall be vested with all rights, title and interests, including patent, copyright, trade secret and trademark rights, in all of Consultant's Service Product under this Agreement.

     6. TERM OF AGREEMENT. This Agreement shall commence as of the date set forth above, and it shall continue for twelve (12) months. Thereafter, the Agreement may be renewed for successive twelve month periods, unless sooner terminated by either party by written notice to the other party given at least thirty (30) days prior to the expiration of any monthly renewal term, provided, however that options to purchase shares of the Company's Common Stock shall be granted upon the sole discretion of the Company. In the event of termination, Consultant shall cease work immediately after giving or receiving such notice or termination, unless otherwise advised by the Company, shall return to the Company all Information, Service


                                     4.

Product, and other materials belonging to the Company, and shall notify the Company of costs incurred up to the termination date. Sections 4, 5 and 6 of this Agreement shall survive any termination of this Agreement.

     7. TERMINATION BY THE COMPANY. Notwithstanding Section 6 above, the Company may terminate this Agreement with or without cause, at any time upon thirty (30) days prior written notice to Consultant. The Company also may terminate this Agreement or the Services: (i) upon thirty (30) days written notice in the event of a material breach by Consultant of this Agreement or any Service, PROVIDED THAT, such breach remains uncured at the end of such thirty (30) day period; (ii) immediately in its sole discretion upon Consultant's material breach of Sections 4 ("Maintaining Confidential Information").

     8. COMPLIANCE WITH APPLICABLE LAWS. Consultant warrants that all material supplied and work performed under this Agreement complies with or will comply with all applicable United States and foreign laws and regulations.

     9. ASSIGNMENT; BENEFIT. This Agreement is for the personal services of Consultant and may not be assigned by Consultant or the Company, nor shall it be assignable by operation of law by either party, without the prior written consent of the other party. The parties' rights and obligations under this Agreement will bind and inure to the benefit of their respective successors, heirs, executors, and administrators and permitted assigns.

     10. LEGAL AND EQUITABLE REMEDIES. Consultant hereby acknowledges and agrees that in the event of any breach of this Agreement by Consultant, including, without limitation, the actual or threatened disclosure of Information or Service Product without the prior express written consent of the Company, the Company will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, Consultant hereby agrees that the Company shall be entitled to specific performance of Consultant's obligations under this Agreement, as well as such further relief as may be granted by a court of competent jurisdiction.

     11. GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed according to the laws of the State of California. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable, that provision shall be severed and the remainder of this Agreement shall continue in full force and effect.

     12. WAIVER. The waiver by the Company of a breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of any other or subsequent breach by Consultant.

     13. INJUNCTIVE RELIEF FOR BREACH. Consultant's obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law; and, in the event of such breach, the Company will be entitled to injunctive relief


                                     5.

and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

     14. COMPLETE UNDERSTANDING; MODIFICATION. This Agreement, together with its Exhibits, constitutes the final, exclusive and complete understanding and agreement of the Company and Consultant with respect to the subject matter hereof. Any waiver, modification or amendment of any provision of this Agreement shall be effective only if in writing and signed by a Company officer.

     15. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or sent by certified or registered mail, three days after the date of mailing.




                                      6.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


ASK JEEVES, INC.                        THE RODA GROUP, L.L.C.

By: /s/ Robert Wrubel                   By: /s/ Roger Strauch
    ---------------------------             --------------------------------
Title: Chief Executive Officer          Title: Managing Member
       ------------------------               ------------------------------
Address: 918 Parker Street              Address: 918 Parker Street
         ----------------------                  ---------------------------
         Berkeley, CA 94710                      Berkeley, CA 94710
         ----------------------                  ---------------------------


                                         ROGER STRAUCH

                                         /s/ Roger Strauch
                                         -----------------------------------

                                         DANIEL MILLER

                                         /s/ Daniel Miller
                                         -----------------------------------


                                    7.

                                 EXHIBIT A

                                 SERVICES

Nature of Services:

General management services, as approved by CEO and board of directors.

General business development services, as approved by CEO and board of directors.




                                     8.

                                 EXHIBIT B

                             NONSTATUTORY STOCK OPTION




                                      9.